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Exhibit 21.1

SUBSIDIARIES OF
BRIDGEPOINT EDUCATION, INC.
AS OF NOVEMBER 1, 2008

SUBSIDIARIES OF BRIDGEPOINT EDUCATION, INC.:	JURISDICTION OF INCORPORATION OR ORGANIZATION
Ashford University, LLC	Iowa
Bridgepoint Education Real Estate Holdings, LLC	Iowa
University of the Rockies, LLC	Colorado
SUBSIDIARIES OF ASHFORD UNIVERSITY, LLC:
Center Leaf Partners, LLC	Iowa

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  Exhibit 21.1
SUBSIDIARIES OF BRIDGEPOINT EDUCATION, INC. AS OF NOVEMBER 1, 2008